Exhibit 10.9

C0MMUNITY TRUST BANCORP, INC.

EMPLOYEE INCENTIVE COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2014

INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE

I	OBJECTIVES

II	DEFINITIONS

III	ADMINISTRATION OF THE PLAN

IV	PARTICIPANT ELIGIBILITY

V	PAYMENT TO PARTICIPANTS

VI	DETERMINATION OF ANNUAL AWARD FUND

VII	CALCULATION OF AWARD
Table I – 2014 Incentive Compensation Award

VIII	MISCELLANEOUS PROVISIONS

ATTACHMENT A

ARTICLE I

OBJECTIVES

Section 1.01
This plan is designed to reward employees for meeting or exceeding industry standards for profitability and adopted to achieve the following objectives:

(a)	Increase the profitability and growth of Community Trust Bancorp, Inc. in a manner which is consistent with other goals of the Company, its shareholders, and its employees,

(b)	Motivate and reward employees who contribute to the success of the Company,

(c)	Provide compensation which is competitive with other financial institutions,

(d)	Attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities,

(e)	Allow the flexibility which permits revision and strengthening from time to time to reflect changing organizational goals and objectives.

ARTICLE II

DEFINITIONS

Section 2.01
As used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

(a)	"Award Period" means one Fiscal Year.

(b)	"Board" means the Board of Directors of Community Trust Bancorp, Inc.

(c)	"Company" means Community Trust Bancorp, Inc.

(d)	"Compensation Committee" means the Compensation Committee of the Board of Directors.

(e)	"Disability" means the total and permanent disability of a participant as defined by any Long-Term Disability Plans in effect for the Company and as thereafter may be amended.

(f)	"Effective Date" means the date upon which the Plan shall become effective.

(g)	"Fiscal Year" means the accounting period adopted by the Company for federal income tax purposes.

(h)	"Participant" means a person designated by the Company to participate in the Plan.

(i)	"Plan" shall mean the Company’s Incentive Compensation Plan.

(j)	"Salary" or "Salaries" shall mean the base salary in effect for each participant as of the last pay period in December of the Award Period.

ARTICLE III

ADMINISTRATION OF THE PLAN

Section 3.01
The Compensation Committee shall administer the Plan and employ such other agents as may reasonably be required to administer the Plan.

Section 3.02
The Compensation Committee shall adopt such rules and regulations of general application as are beneficial for the administration of the Plan and shall make all discretionary decisions involving a Participant of the Plan.  Said committee shall also have the right to interpret the Plan, to determine the Effective Date, and to approve all employees who are to participate in the Plan.

Section 3.03
A majority of the Compensation Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which there is a quorum shall be valid acts.  Acts reduced to and approved in writing by a majority of said committee shall also be valid acts.

Section 3.04
All incentive compensation payable under the Plan shall be paid from the general assets of the Company.  To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

Section 3.05
The Compensation Committee shall have the President and CEO of the Company send a written notice of such Plan to each selected Participant.  No person shall have the right to be included in the Plan until receiving said notice in the form of Attachment "A" hereto.

Section 3.06
All costs and expenses involved in the administration of this Plan shall be paid by the Company.

Section 3.07
Any determination or action of the Compensation Committee or the Board shall be final, conclusive and binding on all participants and their beneficiaries, heirs, personal representatives, executors, and administrators.

Section 3.08
The Board of Directors, in its sole discretion, may amend, modify or terminate the Plan at any time.  The Compensation Committee shall also annually review the pre-determined performance standards and may amend such schedules in its sole discretion.  Notwithstanding the foregoing, after the 90th day of the year, the performance standards may not be amended in a manner which would increase the amount of incentive compensation payable over the amount which would have been payable under the performance standards previously established for such year.

ARTICLE IV

PARTICIPANT ELIGIBILITY

Section 4.01
The following group shall participate in the Plan:

(a)	Full-time employees who do not participate in another incentive plan.

Section 4.02
Voluntary or involuntary termination of full-time employment of a Participant prior to the payment of incentive compensation awards for an Award Period will result in such Participant forfeiting any incentive compensation for that Award Period (except as provided in Section 4.03 herein).

Section 4.03
If a Participant dies, retires, becomes disabled, or is granted a leave of absence during an Award Period, the Compensation Committee may, at its discretion or under such rules as it may have prescribed, award partial incentive compensation based on the level of achievement in relation to goals established for the Award Period.

Section 4.04
New employees of the Company shall participate in the Plan so long as eligibility to participate in the Plan came into existence no later than six (6) months after the beginning of said Award Period.  If a person becomes eligible at a date later than six (6) months into an Award Period, such person shall not be a Participant under this Plan until the first day of the next Award Period.

ARTICLE V

PAYMENT TO PARTICIPANTS

Section 5.01
The award payable under the Plan will be paid to participants within thirty days after the close of the Award Period.  Awards are not earned until paid to Participants.

ARTICLE VI

DETERMINATION OF ANNUAL AWARD FUND

Section 6.01
The target award fund as a percentage of employee salaries for an Award Period shall be determined annually by the Compensation Committee of the Board of Directors.   The target award may be changed by the Compensation Committee of the Board of Directors at anytime at their discretion; provided, however, that the target award may not be increased after the 90th day of the year.

Section 6.02
The actual amount of the Incentive Compensation Plan award shall be calculated according to a schedule comparing actual Return on Average Assets and Earnings Per Share for the Award Period to a pre-determined performance standard.  When performance is above the performance standard, the actual award fund is adjusted upward from the target award fund.

Section 6.03
In the event that the ROAA or EPS are not attained but the Target Net Income is attained, the amount of the award under the Employee Incentive Plan shall be paid at the base level of Target Performance payment.

Section 6.04
There shall be a minimum acceptable performance beneath which no incentive awards are paid (sometimes referred to as the “threshold”) and a maximum above which there is no additional award paid to avoid excessive payout in the event of windfall profits.  Said minimum and maximum shall be reviewed annually and amended when necessary at any time in the sole discretion of the Compensation Committee provided, however, that the minimum may not be reduced and the maximum may not be increased after the 90th day of the year.

Section 6.05
A Participant who is rated a “4” or “5” on the most recent Performance Appraisal and Development Plan shall not be eligible to receive an award under the Plan.

ARTICLE VII

CALCULATION OF AWARD

Section 7.01
Employees will earn an award determined by Earnings Per Share growth and ROAA as shown below:

TABLE I

2014 INCENTIVE COMPENSATION AWARD

Target/ROAA		Award As A % of Target Award	Award As A % of Salary
	1.15%	90%	3.60%
Base	1.28%	100%	4.00%
	1.29%	106.00%	4.25%
	1.30%	112.50%	4.50%
	1.31%	118.75%	4.75%
	1.32%	125.00%	5.00%
	1.33%	131.25%	5.25%
	1.34%	143.75%	5.75%
	1.35%	150.00%	6.00%

  For 2014, the Targeted (Base) ROAA is established as follows: ROAA of 1.28% and Earnings Per Share of $2.97 per the Company's Budget.
  For 2014, Net Income Target of $46,923,000.
  These results are after accrual of the incentive.
ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01
The Compensation Committee may elect to remove unusual, extraordinary, or non-recurring items from the calculation of Return on Average Assets and Earnings Per Share.

Section 8.02
The Company shall not merge into or consolidate with another entity or sell all or substantially all of its assets to another entity unless such other entity shall become obligated to perform the terms and conditions hereof relating to any awards already earned but not yet paid to the participant on his behalf.

ATTACHMENT A

NOTICE OF PARTICIPATION

                                                                      is eligible for participation in the 2014 Plan Year for Community Trust Bancorp, Inc. Incentive Compensation Plan, such participant being subject to all of the terms and conditions of said Plan.

BY:___________________________________

Dated:____________________